UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported): June 16, 2015

CAREDX, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-36536	94-3316839
(State or other jurisdiction of incorporation)	(Commission File No.)	(IRS Employer Identification Number)

3260 Bayshore Boulevard

Brisbane, California 94005

(Address of principal executive offices)

(415) 287-2300

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07.	Submission of Matters to a Vote of Security Holders.

On June 16, 2015, CareDx, Inc. (the “Company”) held its 2015 Annual Meeting of Stockholders. Of the 11,824,384 shares of common stock outstanding as of April 21, 2015, the record date, 8,417,541 shares were represented at the meeting in person or by proxy, constituting 71.19% of the outstanding shares entitled to vote and constituting a quorum for the transaction of business.

The stockholders of the Company voted on the following items at the Meeting:

1.	To elect two Class I directors to serve until the 2018 annual meeting of stockholders and until their successors are duly elected and qualified;

2.	To ratify the appointment of Ernst & Young LLP as the Company’s independent registered public accounting firm for the Company’s fiscal year ending December 31, 2015.

Proposal One – Election of Directors

The table below presents the voting results of the election of the Class I directors to CareDx’s Board of Directors by the Company’s stockholders:

Nominee	Votes For	Votes Withheld	Broker Non-Votes
George W. Bickerstaff, III	5,347,312	37,538	3,032,691
Ralph Snyderman	5,346,268	38,582	3,032,691

Proposal Two – Ratification of Appointment of Independent Registered Public Accounting Firm

CareDx’s stockholders ratified the appointment of Ernst& Young LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2015 by the following votes:

Votes For	Votes Against	Abstentions	Broker Non-Votes
8,331,463	86,078	0	0

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CAREDX, INC.

Date: June 18, 2015

By: /s/ Ken Ludlum
Ken Ludlum
Chief Financial Officer